EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                       Three months ended
                                                          December 31,
                                                  ----------------------------
                                                     1999              1998
                                                  ----------        ----------
Net  Income                                       $  723,000        $  547,000
                                                  ==========        ==========
Average shares outstanding                         2,089,515         2,317,682
                                                  ==========        ==========
Basic earnings per share                          $     0.35        $     0.24
                                                  ==========        ==========

Net Income                                        $  723,000        $  547,000
                                                  ==========        ==========
Average shares outstanding                         2,089,515         2,317,682
Net effect of dilutive stock options                      --            39,720
                                                  ----------        ----------
Total shares outstanding                           2,089,515         2,357,402
                                                  ==========        ==========
Diluted earnings per share                        $     0.35        $     0.23
                                                  ==========        ==========

                                                       Nine months ended
                                                          December 31,
                                                  ----------------------------
                                                     1999              1998
                                                  ----------        ----------
Net  Income                                       $1,980,000        $1,667,000
                                                  ==========        ==========
Average shares outstanding                         2,129,878         2,340,982
                                                  ==========        ==========
Basic earnings per share                          $     0.93        $     0.71
                                                  ==========        ==========

Net Income                                        $1,980,000        $1,667,000
                                                  ==========        ==========
Average shares outstanding                         2,129,878         2,340,982
Net effect of dilutive stock options                   6,895            13,240
                                                  ----------        ----------
Total shares outstanding                           2,136,773         2,354,222
                                                  ==========        ==========
Diluted earnings per share                        $     0.93        $     0.71
                                                  ==========        ==========

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